Exhibit 99.1
CHINA DIRECT INDUSTRIES RECEIVES CONTRACT FROM BEIJING TIANRUN CONSTRUCTION CO., LTD. VALUED AT OVER $70 MILLION FOR ITS BASIC MATERIALS SEGMENT

CDI BEIJING SUBSIDIARY TO PROVIDE REINFORCING STEEL RODS OVER THE NEXT 12 MONTHS

DEERFIELD BEACH, FL--(09/13/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that its subsidiary, CDI Beijing International Trading Co., Ltd., has received a contract from Beijing Tianrun Construction Co, Ltd. for the delivery of various types of reinforcing steel bars having the potential to generate over $70 million in revenue over the next 12 months. Delivery dates will be determined by parties over the term of the contract.

Beijing Tianrun Construction Co, Ltd. is an integrated state-owned company located in Beijing with over $290 million in total assets.  The company operates primarily in the Beijing area and is engaged in industrial and civil construction, mechanical and electrical equipment installation, steel structure fabrication and installation, and municipal public project construction.

Commenting on the contract, Dr. James Wang Chairman and CEO of China Direct Industries, Inc. stated, "We are excited to build strong momentum in our basic materials segment and look forward to meeting the supply needs of a prestigious company like Beijing Tianrun Construction Co, Ltd. on a large scale. We continue to aggressively market in this area as we look to expand our basic materials segment heading into 2011 and look forward to additional contract wins in the future.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our belief regarding our future business and the potential revenues to be generated by the contract with Beijing Tianrun Construction Co.. Ltd., and our expectations regarding our expansion of our basic materials segment.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net